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                                                                    EXHIBIT 21.1


                                SUBSIDIARIES OF
                         INTERNATIONAL WIRE GROUP, INC.





                                            JURISDICTION OF
                                           INCORPORATION OR
                                             ORGANIZATION
                                             ------------
SUBSIDIARY
----------
Wirekraft Industries, Inc.  . . . . . . . . . . . Delaware

ECM Holding Company . . . . . . . . . . . . . . . Delaware

Wirekraft Employment Company  . . . . . . . . . . Delaware

Electro Componentes de Mexico, S.A. de C.V. . . .   Mexico

Wirekraft Industries de Mexico, S.A. de C.V.  . .   Mexico

Omega Wire, Inc.  . . . . . . . . . . . . . . . . Delaware

OWI Corporation . . . . . . . . . . . . . . . . . New York

Wire Technologies, Inc. . . . . . . . . . . . . .  Indiana

Wire Harness Industries, Inc. . . . . . . . . . . Delaware

Camden Wire Company, Inc. . . . . . . . . . . . . New York
